UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2021
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 25, 2021 (the “Closing Date”), PLBY Group, Inc., a Delaware corporation (the “Company”), entered into a Credit and Guaranty Agreement (the “Credit Agreement”), by and among Playboy Enterprises, Inc., a wholly owned subsidiary of the Company, as the borrower (the “Borrower”), the Company and certain other subsidiaries of the Company as guarantors (collectively, the “Guarantors”), the lenders party thereto, and Acquiom Agency Services LLC, as the administrative agent and collateral agent (the “Agent”).

Pursuant to the Credit Agreement, the Borrower incurred a $160 million senior secured term loan (the “Term Loan”), which was fully funded at the closing of the transactions contemplated by the Credit Agreement (the “Refinancing”). The Term Loan has a final maturity date of May 25, 2027.

The Refinancing replaced the Company’s prior credit facility for which DBD Credit Funding LLC served as administrative agent and a lender. The prior credit facility consisted of term loans, and was scheduled to expire on December 31, 2023. In connection with entering into the Credit Agreement, the Company was required to pay off the prior facility which had an outstanding principal balance of approximately $154.7 million, as well as certain fees and expenses in connection with such payoff. The Company financed the payoff of the prior facility with proceeds from the Term Loan.

As of the Closing Date, the Term Loan will accrue interest at LIBOR plus 5.75%, with a LIBOR floor of 0.50%. The interest rate applicable to borrowings under the Term Loan may subsequently be adjusted on periodic measurement dates provided for under the Credit Agreement based on the type of loans borrowed by the Company and the total leverage ratio of the Company at such time. The Company, at its option, may borrow loans which accrue interest at (i) a base rate (with a floor of 2.00%) or (ii) at LIBOR, in each case plus an applicable per annum margin. The per annum applicable margin for base rate loans is 4.25% or 4.75%, with the lower rate applying when the total leverage ratio as of the applicable measurement date is 3.00 to 1.00 or less, and the per annum applicable margin for LIBOR loans is 5.25% or 5.75%, with the lower rate applying when the total leverage ratio as of the applicable measurement date is 3.00 to 1.00 or less.

The Term Loan requires quarterly amortization payments of 1.00% per annum, commencing on September 30, 2021. The Term Loan is subject to mandatory prepayments under certain circumstances, with certain exceptions, from excess cash flow, the proceeds of the sale of assets, the proceeds from the incurrence of certain other indebtedness, and certain casualty and condemnation proceeds.

The obligations of the Borrower pursuant to the Credit Agreement are guaranteed by the Company and any current and future wholly-owned, domestic subsidiaries of the Company, subject to certain exceptions. In connection with the Credit Agreement, on the Closing Date, the Borrower, the Company and the other Guarantors entered into a Pledge and Security Agreement (the “Pledge and Security Agreement”) with the Agent, pursuant to which the Borrower and Guarantors granted a senior security interest to the Agent in substantially all of the Borrower and Guarantors’ assets (including the stock of certain of their subsidiaries) in order to secure their obligations under the Credit Agreement.

The Credit Agreement contains a financial covenant which requires the Company to maintain a maximum total gross leverage ratio (calculated as a ratio of consolidated gross funded debt to consolidated EBITDA (as defined in the Credit Agreement), in accordance with the terms of the Credit Agreement). As of the Closing Date, the maximum total gross leverage ratio will be 6.10:1.00 through March 31, 2022, following which it will reduce to 5.80:1.00 as of June 30, 2022, reducing to 5.50:1.00 as of September 30, 2022, then reducing to 5.20:1.00 as of December 31, 2022, and finally reducing to 4.50:1.00 as of March 31, 2023 through maturity.

The Credit Agreement also provides that the Company may seek to borrow at least $30 million of additional incremental term loans, subject to certain conditions and compliance with leverage requirements set forth in the Credit Agreement. In the event the existing lenders under the Credit Agreement decline to make such incremental loans, additional lenders may be brought under the Credit Agreement to facilitate such incremental loans in accordance with the terms of the Credit Agreement. Furthermore, the Company has the unlimited ability to borrow additional amounts of pari passu debt as long as the senior secured leverage ratio (as defined in the Credit Agreement) is below 4.75x.

The Credit Agreement contains customary representations and warranties and events of default, as well as various affirmative and negative covenants, including limitations on liens, indebtedness, mergers, investments, negative pledges, dividends, sale and leasebacks, asset sales, and affiliate transactions. Failure to comply with these covenants and restrictions could result in an event of default under the Credit Agreement. In such an event, all amounts outstanding under the Credit Agreement, together with any accrued interest, could then be declared immediately due and payable.

Certain of the lenders in the Refinancing may be deemed to be affiliates of the Company’s significant stockholder Drawbridge Special Opportunities Fund LP. The Company’s board of directors and audit committee reviewed such relationships in connection with its approval of the Refinancing and determined the Refinancing to be fair to, and in the best interests of, the Company and its stockholders.
The foregoing descriptions of the Term Loan, the Credit Agreement and the Pledge and Security Agreement are only summaries of certain material provisions of the agreements relating to the Refinancing and are qualified in their entirety by reference to copies of such agreements, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On May 25, 2021, the Company issued a press release announcing the consummation of the Refinancing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*
Credit and Guaranty Agreement, dated as of May 25, 2021, entered into by and among Playboy Enterprises, Inc., the Company and certain subsidiaries of the Company, the lenders party thereto, and Acquiom Agency Services LLC.

10.2*	Pledge and Security Agreement, dated as of May 25, 2021, entered into by and among Playboy Enterprises, Inc., the Company and certain subsidiaries of the Company, and Acquiom Agency Services LLC.
99.1	Press Release, dated May 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2021	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary